ANIMAL HEALTH BUSINESS OF PERRIGO COMPANY PLC

CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

As of March 30, 2019 and December 31, 2018

and for the three months ended

March 30, 2019 and March 31, 2018

ANIMAL HEALTH BUSINESS OF PERRIGO COMPANY PLC

ANIMAL HEALTH BUSINESS OF PERRIGO COMPANY PLC

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(in thousands, unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net sales	$19,569	$26,311
Cost of sales	10,610	18,539
Gross profit	8,959	7,772

Operating expenses
Selling	4,018	3,403
Administration	3,332	1,935
Distribution	852	1,050
Research and development	482	580
Total operating expenses	8,684	6,968

Operating income	275	804

Other income	-	(250)
Income before income taxes	275	1,054
Income tax expense	-	211
Net income	$275	$843

See accompanying Notes to Condensed Combined Financial Statements.

ANIMAL HEALTH BUSINESS OF PERRIGO COMPANY PLC

CONDENSED COMBINED BALANCE SHEETS

(in thousands, unaudited)

	March 30, 2019	December 31, 2018
Assets
Cash	$116	$ 132
Accounts receivable, net	14,731	6,517
Inventories	16,511	17,052
Prepaid expenses and other current assets	2,421	1,755
Total current assets	33,779	25,456
Property, plant and equipment, net	10,684	10,909
Operating lease assets	11,161	-
Goodwill	29,633	29,633
Definite-lived intangible assets, net	36,922	38,616
Other non-current assets	12	11
Total non-current assets	88,412	79,169
Total assets	$122,191	$104,625
Liabilities and Equity
Accounts payable	$7,588	$4,547
Payroll and related taxes	747	1,330
Accrued customer programs	3,602	4,259
Accrued liabilities	2,758	1,274
Total current liabilities	14,695	11,410
Operating lease liabilities	9,694	-
Other non-current liabilities	449	524
Total non-current liabilities	10,143	524
Total liabilities	24,838	11,934
Commitments and contingencies - Refer to Note 8
Net parent investment	97,353	92,691
Total liabilities and equity	$122,191	$104,625

See accompanying Notes to Condensed Combined Financial Statements.

ANIMAL HEALTH BUSINESS OF PERRIGO COMPANY PLC

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash Flows From (For) Operating Activities
Net income	$275	$843
Adjustments to derive cash flows
Depreciation and amortization	2,391	7,155
Deferred income taxes	-	(13,569)
Other non-cash adjustments	41	127
Subtotal	2,432	(6,287)
Increase (decrease) in cash due to:
Accounts receivable	(8,214)	(5,888)
Inventories	541	(3,345)
Prepaid expenses and other current assets	(666)	(939)
Accounts payable	3,041	2,312
Payroll and related taxes	(583)	(1,140)
Accrued customer programs	(657)	403
Accrued liabilities	3	711
Accrued income taxes	-	211
Operating leases	(375)	-
Other, net	(75)	(198)
Subtotal	(6,985)	(7,873)
Net cash for operating activities	(4,278)	(13,317)
Cash Flows For Investing Activities
Additions to property, plant and equipment	(84)	(154)
Net cash for investing activities	(84)	(154)
Cash Flows From Financing Activities
Transfer from Parent	4,346	13,469
Net cash from financing activities	4,346	13,469
Net decrease in cash and cash equivalents	(16)	(2)
Cash, beginning of period	132	120
Cash, end of period	$116	$118

See accompanying Notes to Condensed Combined Financial Statements.

ANIMAL HEALTH BUSINESS OF PERRIGO COMPANY PLC

CONDENSED COMBINED STATEMENTS OF EQUITY

(in thousands, unaudited)

Total Equity
Balance at January 1, 2019	$ 92,691
Net income	275
Transfer from Parent	4,387
Balance at March 30, 2019	$ 97,353

Balance at January 1, 2018	$ 281,482
Net income	843
Transfer from Parent	13,593
Balance at March 31, 2018	$295,918

See accompanying Notes to Condensed Combined Financial Statements.

NOTE 1 – BASIS OF PRESENTATION

The Company

Perrigo Company plc’s ("Perrigo" or the “Parent”) Animal Health reporting unit (“Animal Health business”) develops, manufactures, and markets a portfolio of pet health and wellness products in the U.S. These Condensed Combined Financial Statements reflect the Animal Health business of Perrigo.  The words "we", "us", "our" or the "Company" and similar words refer to the combined Animal Health business of Perrigo.

Basis of Presentation

The Animal Health business has not historically constituted a separate legal group. Stand-alone financial statements have not previously been prepared for the Animal Health business. The Condensed Combined Financial Statements as of March 30, 2019 and December 31, 2018 and for the three months ended March 30, 2019 and March 31, 2018 have been prepared on a stand-alone basis derived from the financial statements and related accounting records of the Parent. The accompanying Condensed Combined Financial Statements reflect the historical Statements of Operations, Balance Sheets, Statements of Cash Flows, and Statements of Equity of the Animal Health business as they were historically managed and are presented in conformity with the U.S. generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited Condensed Combined Financial Statements should be read in conjunction with the Combined Financial Statements and footnotes for the years ended December 31, 2018 and 2017.

The Condensed Combined Balance Sheets reflect the assets and liabilities of the Parent that are either specifically identifiable or are directly attributable to the Animal Health business and its operations. The basis of the assets and liabilities attributable to the combined entity is historical cost. All intercompany transactions and accounts have been eliminated within the Animal Health business. All transactions between the Animal Health business and the Parent are considered to be effectively settled in the Condensed Combined Financial Statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions between the Animal Health business and the Parent is reflected in the Condensed Combined Statements of Cash Flows as a financing activity and in the Condensed Combined Balance Sheets as Net parent investment.

The Condensed Combined Financial Statements reflect allocations of direct and indirect expenses related to certain support functions including executive oversight, administration, legal, finance, operations, supply chain, information technology, quality, regulatory, compliance and employee-related costs that are provided on a centralized basis by the Parent. These expenses have been allocated to the Animal Health business based on direct usage or benefit where specifically identifiable, with the remaining allocated based on a  pro rata basis of revenue. Management believes the assumptions underlying the Condensed Combined Financial Statements, including the assumptions regarding allocation of expenses, are reasonable. However, the allocations may not be indicative of the actual expense that would have been incurred had the Company operated as an independent company for the periods presented. It is impractical to estimate what the standalone costs of the Animal Health business would have been in historical periods.

The income tax amounts in these Condensed Combined Financial Statements have been calculated based on a separate return method and presented as if the Animal Health business' operations were separate taxpayers in each respective jurisdiction.

The Animal Health business' Net parent investment in these Condensed Combined Financial Statements represents the excess of total assets over total liabilities. Net parent investment is primarily impacted by contributions from the Parent which are the result of treasury activities and net funding provided by or distributed to the Parent.

NOTE 2 – RELATED PARTY TRANSACTIONS

We have not historically operated as a standalone business and have various relationships with the Parent whereby the Parent provides services to us.

Corporate Overhead and Other Allocations from Perrigo

The following table summarizes corporate overhead and other allocations from Perrigo included in the Condensed Combined Financial Statements for the three months ended March 30, 2019 and March 31, 2018 (in thousands):

	Three Months Ended
	March 30, 2019	March 31, 2018
Cost of sales	$230	$203
Selling	377	416
Administration	585	229
	$1,192	$848

Cash

The Parent uses a centralized approach to cash management and financing of operations for its subsidiaries. The Animal Health entities are party to the Parent’s cash pooling arrangements with certain financial institutions to maximize the availability of cash for general operating and investing purposes. Under these cash pooling arrangements, cash balances are swept regularly from the Animal Health business’ accounts. Certain treasury activities are recorded to reflect net cash collections as distributed to the Parent and net cash outlays as provided by the Parent and are reflected as elements of Net parent investment.

Debt

The Animal Health business is not the borrower or primary obligor for any third-party borrowing arrangements. Additionally, Perrigo’s third-party debt and the related interest expense have not been allocated to the Company for any of the periods presented as the Company was not the legal obligor of the debt and Perrigo borrowings were not directly attributable to the Company’s business.

Share-Based Awards

Our share-based compensation programs include grants to Animal Health business employees under the Parent’s share-based compensation plans. We measure and record compensation expense for all share-based awards based on estimated grant date fair values, and net of any estimated forfeitures over the vesting period of the awards. Forfeiture rates are estimated at the grant date based on historical experience and adjusted in subsequent periods for any differences in actual forfeitures from those estimates. Share-based compensation costs related to our employees were immaterial for the three months ended March 30, 2019 and March 31, 2018.

Post Employment Plans

Our employees participate in a qualified profit-sharing and investment plan under Section 401(k) of the IRS sponsored by Perrigo. Our contributions to the plan include an annual nondiscretionary contribution of 3% of an employee’s eligible compensation and a discretionary contribution at the option of the Perrigo Board of Directors. The costs of such plans related to the employees of the Animal Health business were immaterial for the three months ended March 30, 2019 and March 31, 2018.

NOTE 3 – COLLABORATION AGREEMENTS

Effective March 19, 2018, we entered into a product development and asset purchase agreement with a third party for four product formulations in development by the third party.  We accounted for the transaction as an asset acquisition based on our assessment that we did not acquire any substantive processes related to the creation of outputs from the third party.  Upon signing the agreement, we paid a $250 thousand non-refundable upfront fee which was recorded in R&D expense because the in-process research and development product formulations have no alternative use.  As of March 30, 2019, we paid $500 thousand of additional milestone payments which was recorded in R&D expense.  We may make up to $23,800 thousand of additional payments over the course of the next several years contingent on achievement of certain development, regulatory approval, and sales milestones.  There can be no assurance that these products will be approved by the U.S. Food and Drug Administration (“FDA”) on the anticipated schedule or at all.  Consideration paid after FDA approval will be capitalized and amortized to cost of goods sold over the economic life of each product.

NOTE 4 – INTANGIBLE ASSETS

Intangible Assets

Intangible assets and the related accumulated amortization consisted of the following (in thousands):

	March 30, 2019		December 31, 2018
	Gross	Accumulated Amortization	Gross	Accumulated Amortization
Definite-lived intangibles:
Customer relationships and distribution networks	$18,700	$6,751	$18,700	$6,512
Developed product technology, formulations, and product rights	11,140	1,436	11,140	746
Distribution and license agreements and supply agreements	10,000	1,111	10,000	556
Trademarks, trade names, and brands	6,800	420	6,800	210
Non-compete agreements	4,260	4,260	4,260	4,260
Total definite-lived intangibles assets	$50,900	$13,978	$50,900	$12,284

We recorded amortization expense of $1,694 thousand and  $6,815 thousand during the three months ended March 30, 2019 and March 31, 2018, respectively.

NOTE 5 – INVENTORIES

Major components of inventory were as follows (in thousands):

	March 30, 2019	December 31, 2018
Raw materials	$5,391	$6,428
Work in process	1,532	1,187
Finished Goods	9,588	9,437
Total inventories	$16,511	$17,052

NOTE 6 – LEASES

We adopted ASU 2016-02, Leases (Topic 842) and subsequent amendments, as of January 1, 2019, using the modified retrospective approach. There was no cumulative-effect adjustment to the opening balance of net parent investment as of the effective date. The financial results reported in periods prior to 2019 are unchanged. In addition, we elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to carry forward the historical lease classification.

Adoption of the new standard resulted in additional operating lease liabilities and operating lease assets of approximately $11,200 and $11,500 thousand, respectively, on our Condensed Combined Balance Sheet as of January 1, 2019. The standard did not materially impact our Condensed Combined Statement of Operations or Condensed Combined Statement of Cash Flows.

We lease certain office buildings, warehouse facilities, machinery and equipment. Lease assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease.

We evaluate arrangements at inception to determine if lease components are included. An arrangement includes a lease component if it identifies an asset and we have control over the asset. For new leases beginning January 1, 2019 or later, we have elected for all asset classes not to separate lease components from the non-lease components included in an arrangement when measuring the leased asset and leased liability.

Lease assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet. We recognize lease expense for leases on a straight-line basis over the lease term. We apply the portfolio approach to certain groups of equipment when the term, classification, and asset type are identical. The discount rate selected is the incremental borrowing rate we would obtain for a secured financing of the lease asset over a similar term.

Certain of our leases include one or more options to extend the lease term. Certain leases also include options to terminate early or purchase the leased property, all of which are executed at our sole discretion. Optional periods may be included in the lease term and measured as part of the lease asset and lease liability if we are reasonably certain to exercise our right to use the leased asset during the optional periods. We generally consider renewal options to be reasonably certain of execution and included in the lease term when significant leasehold improvements have been made by us to the leased assets. The depreciable lives of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

Certain of our lease agreements include contingent rental payments based on per unit usage over contractual levels (e.g., square footage used).

The balance sheet location of our lease assets and liabilities were as follows (in thousands):

Balance Sheet Location	March 30, 2019
Operating lease assets	$11,161

Accrued liabilities	$1,481
Operating lease liabilities	9,694
Total liabilities	$11,175

Operating  lease expense for the three months ended March 30, 2019 was $548 thousand.

The weighted-average remaining operating lease term was 7.1 years and the weighted-average discount rate was 4.4% as of March 30, 2019.

Cash paid for amounts included in the measurement of lease liabilities are classified as operating cash flows in the Condensed Combined Statement of Cash flows and was $562 thousand for the three months ended March 30, 2019.

The annual future maturities of our operating leases as of March 30, 2019 are as follows (in thousands):

Amount
2019	$1,460
2020	1,911
2021	1,917
2022	1,620
2023	1,609
Thereafter	4,506
Total lease payments	13,023
Less: Interest	1,848
Present value of lease liabilities	$11,175

NOTE 7 – INCOME TAXES

The effective tax rates were as follows:

Three Months Ended
March 30, 2019	March 31, 2018
0.0%	20.0%

The effective tax rate for the three months ended March 30, 2019 decreased compared to the prior year primarily due to additional valuation allowance recorded against deferred tax assets in the current year.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

In view of the inherent difficulties of predicting the outcome of various types of legal proceedings, we cannot determine the ultimate resolution of the matters described below. We establish reserves for litigation and regulatory matters when losses associated with the claims become probable and the amounts can be reasonably estimated. The actual costs of resolving legal matters may be substantially higher or lower than the amounts reserved for those matters. For matters where the likelihood or extent of a loss is not probable or cannot be reasonably estimated as of March 30, 2019 and December 31, 2018 we have not recorded a loss reserve. If certain of these matters are determined against us, there could be a material adverse effect on our financial condition, results of operations, or cash flows. We currently believe we have valid defenses to the claims in these lawsuits and intend to defend these lawsuits vigorously regardless of whether or not we have a loss reserve. Other than what is disclosed below, we do not expect the outcome of the litigation matters to which we are currently subject to, individually or in the aggregate, have a material adverse effect on our financial condition, results of operations, or cash flows.

Perrigo v. Merial (U.S. District Court – N.D. Georgia)

This case was brought by Perrigo in December 2014 for breach of a patent settlement agreement. Following a trial the week of March 4, 2019, the jury returned a verdict in Perrigo’s favor in the amount of $2,000 thousand. On April 5, 2019, Merial filed a motion for a judgment notwithstanding the verdict, and disposition of that motion is currently pending.  A related case in the Western District of Michigan has been dismissed, and Merial is seeking leave to appeal that dismissal.

NOTE 9 – SUBSEQUENT EVENTS

We evaluated subsequent events from the balance sheet through August 20, 2019, the date at which these Condensed Combined Financial Statements were available to be issued, and determined that there were no other material items to disclose.